JPMorgan Mid Cap Value Fund
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.


Trade
Date     	Issue
03/20/02	Alcon Inc.

Shares            Price         Amount
2,600   	  $33.00	$85,800

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of Issue      JPMorgan Funds
$1.27        N/A	  0.00%	             0.00%

Broker
Credit Suisse First Boston Corp.

Underwriters of Alcon Inc.

Underwriters     	              Principal Amount
Credit Suisse First Boston Corp.	  15,606,563
Merrill Lynch, Pierce, Fenner &
   Smith, Inc.				  15,606,562
Goldman, Sachs & Co.                       6,242,625
J.P. Morgan Securities, Inc.               6,242,625
Salomon Smith Barney, Inc.                 6,242,625
Banc of America Securities LLC             2,497,050
Lehman Brothers, Inc.                      2,497,050
Morgan Stanley & Co., Inc.                 2,497,050
SG Cowen Securities Corp.                  2,497,050
UBS Warburg, LLC                           2,497,050
ABN AMRO Rothschild, LLC                     418,500
Allen & Company, Inc.                        418,500
M.R. Beal & Company                          209,250
Bear, Stearns & Co. Inc.                     418,500
Blaylock & Partners, L.P.                    418,500
BNP Paribas Securities Corp.                 418,500
Cazenove & Co. Ltd                           418,500
CIBC World Markets Corp.                     418,500
Daiwa Securities SMBC Europe Limited         418,500
Deutsche Banc Alex. Brown Inc.               418,500
Dresdner Kleinwort Wasserstein
   Securities, LLC                           418,500
A.G. Edwards & Sons, Inc.                    418,500
Guzman & Company                             209,250
Janney Montgomery Scott, LLC                 209,250
Prudential Securities, Inc.                  418,500
Ramirez & Co., Inc.                          418,500
RBC Dain Rauscher, Inc.                      418,500
Sanders Morris Harris                        209,250
Muriel Siebert & Co., Inc.                   418,500
The Williams Capital Group, L.P.             209,250

Total                                     69,750,000

Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
10/09/02	Montpelier Re Holdings

Shares            Price         Amount
11,900 	  	 $20.00 	$238,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of Issue      JPMorgan Funds
$1.40        N/A	0.12%	           0.14%

Broker
Morgan Stanley & Co.

Underwriters of Montpelier Re Holdings

Underwriters*			Number of Shares*

Total				 9,524,000


*Principal amounts of underwriters were
 not available at time of filing.


Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
11/07/02	WellChoice, Inc.

Shares            Price         Amount
22,800	 	  $25.00	$570,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$1.49       N/A 	 0.14%	           1.10%

Brokers
First Boston Brokerage
Blaylock & Partner LTD


Underwriters of WellChoice, Inc

Underwriters     	           Number of Shares
Credit Suisse First Boston Corp.      5,448,172
UBS Warburg LLC			      1,816,059
Bear, Stearns & Co, Inc.	      1,816,059
Morgan Stanley & Co, Inc.	      1,816,059
Goldman, Sachs & Co.		      1,210,706
J.P. Morgan Securities Inc.	      1,210,706
Salomon Smith Barney Inc.             1,210,706
Blaylock & partners Securities, L.P.    302,676
The Williams Capital Group, L.P         302,676
BNY Capital Markets, Inc.               200,338
Dowling & Partners Securities, LLC      108,516
Fox-Pitt, Kelton                        108,516
Invemed Associates LLC                  200,338
Leerink Swann & Company		        108,516
Legg Mason Wood Walker, Inc.            108,516
Muriel Siebert & Co. Inc.               108,516
Prudential Securities Inc.              200,338
Ramirez & Co.                           108,516
Raymond James & Associates, Inc.        108,516
SG Cowen Securities Corp.               200,338
Total                                16,694,783